      As filed with the Securities and Exchange Commission on May 21, 2002

                                                      Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                       ADVANCED FIBRE COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


               DELAWARE                                   68-0277743
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
     incorporation or organization)

     1465 NORTH MCDOWELL BOULEVARD
         PETALUMA, CALIFORNIA                               94954
(Address of Principal Executive Offices)                  (Zip Code)

          ADVANCED FIBRE COMMUNICATIONS, INC. 1996 STOCK INCENTIVE PLAN

                 ACCESSLAN COMMUNICATIONS, INC. 1997 STOCK PLAN

                            (Full title of the plans)

                                JOHN A. SCHOFIELD
                      President and Chief Executive Officer
                       Advanced Fibre Communications, Inc.
                          1465 North McDowell Boulevard
                               Petaluma, CA 94954
                                 (707) 794-7700
                            ------------------------
                     (Name, address and telephone number,
                   including area code, of agent for service)


                                    Copy to:

                                 BLAIR W. WHITE
                             Pillsbury Winthrop LLP
                                  P.O. Box 7880
                          San Francisco, CA 94120-7880
                                 (415) 983-1000
                            ------------------------

                         CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO        AMOUNT TO BE         PROPOSED MAXIMUM      PROPOSED MAXIMUM      AMOUNT OF
      BE REGISTERED           REGISTERED (1)      OFFERING PRICE PER    AGGREGATE OFFERING    REGISTRATION
                                                        SHARE                   PRICE             FEE
----------------------------------------------------------------------------------------------------------------
Common Stock, par value         2,463,419               $19.09 (2)         $47,026,668 (2)      $4,326.45
$0.01: to be issued under        shares
the Advanced Fibre
Communications, Inc. 1996
Stock Incentive Plan

Common Stock, par value         1,231,178               $0.05 (3)              $61,559 (3)          $5.66
$0.01: to be issued under         shares
the AccessLan
Communications, Inc. 1997
Stock Plan

TOTAL:                        3,694,597 SHARES             N/A             $47,088,227          $4,332.11

(1) Associated with the Common Stock are Series A Junior Participating Preferred Stock purchase rights that will not be exercisable or evidenced separately prior to the occurrence of certain events.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h), based upon the average of the high and low prices as reported on the Nasdaq National Market on May 15, 2002.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the price at which the options may be exercised.

(4) Pursuant to Rule 416, this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

                                -----------------

      The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item  1.    Plan Information.*


Item  2.    Registrant Information and Employee Plan Annual Information.*


      * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item  3.    Incorporation of Certain Documents by Reference.


      The following documents filed by Registrant with the Securities and Exchange Commission (the "SEC") are incorporated by reference in this registration statement:

      (1) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the SEC on March 20, 2002.

      (2) Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002, filed with the SEC on May 2, 2002.

      (3) Registrant's Registration Statement No. 000-28734 on Form 8-A/12G filed with the SEC on May 19, 1998 (as amended by Form 8-A/12G/A filed with the SEC October 29, 1998), in which there is described the terms, rights and provisions applicable to the Registrant's preferred shares purchase rights.

      (4) Registrant's Registration Statement No. 000-28734 on Form 8-A filed with the SEC on July 31, 1996, in which there is described the terms, rights and provisions applicable to the Registrant's Common Stock.

      In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item  4.    Description of Securities.

            Not applicable.

Item  5.    Interests of Named Experts and Counsel.


            Not applicable.

Item 6. Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Registrant's Certificate of Incorporation limits the liability of Registrant's directors to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant's Bylaws provide for indemnification of Registrant's executive officers and directors to the fullest extent permitted by the Delaware General Corporation Law. The Registrant's Bylaws also authorizes the use of indemnification agreements and the Registrant has entered into such agreements with each of its directors and executive officers.

Item  7.    Exemption from Registration Claimed.

            Not applicable.

Item  8.    Exhibits.

            See Index to Exhibits attached hereto and incorporated herein by reference.

Item  9.    Undertakings.

            (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petaluma, State of California, on May 21, 2002.

                                           ADVANCED FIBRE COMMUNICATIONS, INC.



                                           By: /s/ JOHN A. SCHOFIELD
                                              -------------------------
                                                   John A. Schofield
                                           President and Chief Executive Officer



                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

      I, the undersigned, do hereby make, constitute and appoint John A. Schofield and Keith E. Pratt, and each of them, my true and lawful attorneys-in-fact and agents, each with full power of substitution, in any or all of my offices and capacities with Advanced Fibre Communications, Inc. as shown below, to execute for me and on my behalf one or more registration statements on Form S-8 (the "Registration Statements") and any and all amendments and supplements thereto, including post-effective amendments, relating to the Advanced Fibre Communications, Inc. 1996 Stock Incentive Plan and the AccessLan Communications, Inc. 1997 Stock Plan, and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and do hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, and ratify and confirm all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


            Name                      Title                            Date


   /s/ JOHN A. SCHOFIELD       Chief Executive Officer,            May 21, 2002
---------------------------    President and Chairman of
     John A. Schofield         the Board (Principal
                               Executive Officer)


     /s/ KEITH E. PRATT        Senior Vice President, Chief        May 21, 2002
---------------------------    Financial Officer and Assistant
       Keith E. Pratt          Secretary (Principal Financial
                               Officer)


   /s/ R. LEON BLACKBURN       Vice President and Corporate        May 21, 2002
---------------------------    Controller (Principal Accounting
     R. Leon Blackburn         Officer)


      /s/ DONALD GREEN         Director                            May 21, 2002
---------------------------
        Donald Green


     /s/ RUANN F. ERNST        Director                            May 21, 2002
---------------------------
       Ruann F. Ernst


 /s/ CLIFFORD H. HIGGERSON     Director                            May 21, 2002
---------------------------
   Clifford H. Higgerson


   /s/ WILLIAM L. KEEVER       Director                            May 21, 2002
---------------------------
     William L. Keever


   /s/ MARTIN R. KLITTEN       Director                            May 21, 2002
---------------------------
     Martin R. Klitten

      /s/ DAN RASDAL           Director                            May 21, 2002
---------------------------
        Dan Rasdal


    /s/ ALEX SOZONOFF          Director                            May 21, 2002
---------------------------
       Alex Sozonoff

                                INDEX TO EXHIBITS


Number                              Exhibit
------                              -------

    5.1             Opinion regarding legality of securities to be offered.
   23.1             Independent Auditors' Consent.
   23.2             Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).
   24.1             Power of Attorney (see page 6).